Exhibit (d)(38) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Schedule 1

to Limited Power of Attorney

dated as of December 1, 2004

(revised as of March 1, 2017)

by Federated Equity Funds

(the Trust "), acting on

behalf of each of the series portfolios

listed below, and appointing

Federated Equity Management Company of Pennsylvania

the attorney-in-fact of the

Trust

List of Series Portfolios

Federated Global Strategic Value Dividend Fund

Federated International Strategic Value Dividend Fund

Federated Kaufmann Large Cap Fund

Federated Prudent Bear Fund

Federated Strategic Value Dividend Fund